Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-55978) of The Hanover Compressor Company of our report dated June 21, 2006 relating to the financial statements of The Hanover Companies Retirement Savings Plan, which appears in this Form 11-K.
/s/ Melton & Melton, L.L.P.
Houston, Texas
June 27, 2006